                                                                          3.(ii)

                                              As amended through August 29, 2002

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                       FLORIDA EAST COAST INDUSTRIES, INC.

                                   ARTICLE I.

                                    OFFICES

         Section 1.1 Registered Office. The registered office of the Corporation shall be in the City of St. Augustine, County of St. Johns, State of Florida.

         Section 1.2. Corporate Headquarters. The corporate headquarters of the Corporation shall be in the City of St. Augustine, Florida.

         Section 1.3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

                                   ARTICLE II.

                             SHAREHOLDERS' MEETINGS

         Section 2.1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Florida, as shall be designated from time to time by the Board of Directors or the officer of the Corporation calling the meeting as authorized by the Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. Annual Meetings. Each annual meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         Section 2.3. Special Meetings. Special meetings of the shareholders, other than those required by statute, may be called only as provided, and for the purposes specified, in the Articles of Incorporation.

         Section 2.4. Notice of Meeting. Written notice of the place, date, and time of all meetings of the shareholders shall be given not less than ten
(10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Florida Business Corporation Act, as hereafter amended and modified (the "FBCA"), or the Articles of Incorporation. The notice of a special meeting shall also state the purpose or purposes for which the meeting is called.

         Section 2.5. Quorum; Adjournment. At any meeting of the shareholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting (or, with respect to a meeting for the purpose of electing or removing a director, the holders of a majority of all shares of the class of stock entitled to vote for the election or removal of such director), present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Articles of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 2.6 Proxies and Voting. At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or in such manner as may be prescribed by the FBCA filed in accordance with the procedure established for the meeting.

         Each shareholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided in the Articles of Incorporation or as required by law. Each shareholder shall have the voting rights provided in the Articles of Incorporation.

         All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Articles of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or such shareholder's proxy, or at the discretion of the chairperson of the meeting, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Board of Directors or the chairperson of the meeting.

         All elections shall be performed in compliance with the Articles of Incorporation.

         Section 2.7. Inspectors. At every election of directors, the officer presiding at the meeting shall appoint Inspectors of Election ("Inspectors of Election") to serve at such meeting. Inspectors of Election need not be shareholders and shall not be directors, officers or employees of the Corporation or candidates for election as directors. It shall be the duty of Inspectors of Election to receive and canvass the votes cast at such meeting and certify the result to the presiding officer. Any two of such Inspectors of Election shall be competent to act. Each Inspector of Election, before he or she enters on his or her duties of office, shall take and subscribe an oath, before a person authorized to take oaths in the State of Florida, that he or she is qualified to be an Inspector of Election, and that he or she will well, faithfully and truly perform and discharge the duties of such office without fear, bias or discrimination. In all cases where the right to vote any share or shares of stock in the Corporation shall be questioned, it shall be the duty of the Inspectors of Election to examine the transfer books of the Corporation to determine in whose name such shares were registered on the record date. As between conflicting claims of the right to vote any share, the shareholder of record on the record date shall prevail over any proxy, and the proxy of the later date over any proxy of an earlier date. If two proxies bear the same date and the shareholder of record be not present in person, neither proxy shall be entitled to vote.

         Section 2.8. Stock List. A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in such shareholder's name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. The stock list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         Section 3.1. General Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required by law, the Articles of Incorporation or these By-Laws to be exercised or done by the shareholders.

         Section 3.1.1. Number and Term of Office. The Board of Directors shall consist of ten (10) members elected in accordance with the Articles of Incorporation. The directors shall be elected at the annual meeting of the stockholders by written ballot and each director so elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the Articles of Incorporation.

         Section 3.2. Vacancies. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by (or appointed on behalf of) the shareholders of the Corporation may be filled as provided in the Articles of Incorporation.

         Section 3.3. Presiding Officer. At all meetings of the Board of Directors, the Chairman of the Board of Directors (the "Chairman") or, in his or her absence, the President or, in the absence of both the Chairman and the President, a chairman chosen by a majority of the directors present, shall preside, and the Secretary of the Corporation (the "Secretary") or, in his or her absence, an Assistant Secretary or, in the absence of both, any person appointed by the presiding officer, shall act as secretary.

         Section 3.4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of shareholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or facsimile transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 10.2 of these By-Laws.

         Section 3.5. Actions by Directors by Means of Conference Telephone. The Chairman or the President may call a meeting of the Board of Directors which may participate in the meeting by means of a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Action taken in such matters shall have the same force and effect as any other action of the Board of Directors.

         Section 3.6. Quorum and Vote. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present at any meeting may adjourn such meeting from time to time, without any other notice thereof, until a quorum shall be present.

         Section 3.7. Action Without a Meeting. Unless otherwise provided by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 3.8. Compensation. The members of the Board of Directors shall receive compensation for their services in such amount, as determined from time to time by resolution of the Board, upon recommendations of the compensation committee. Each director shall also be entitled to receive transportation and other reasonable expenses incident to his or her attendance at any meeting of the Board or any committee thereof.

         Section 3.9. Committees. The Board of Directors, from their number, may elect an Executive Committee (the "Executive Committee") of not less than three (3) and not more than five (5) members, which shall always include the Chairman. The Board of Directors may appoint such other committees as from time to time the Board of Directors deems necessary. The Chairman of the Board of Directors shall call meetings of the Executive Committee when he or she deems it necessary, and shall preside at the meetings of said Executive Committee. The Executive Committee, when the Board of Directors is not in session, shall have full power to control and manage the affairs, business and property of the Corporation, and a majority of the Executive Committee shall constitute a quorum for the transaction of business coming before the Executive Committee. The Executive Committee, by unanimous action of all members thereof, shall have power to change or reverse a previous action or direction of the Board of Directors unless the exercise of such discretion shall have been previously forbidden by resolution of the Board of Directors. The Board of Directors, by a two-thirds majority of those present and voting, shall have the power to limit or enlarge the powers of the Executive Committee, to change membership therein, to fill vacancies in it or to dissolve it. The Executive Committee may make rules for the conduct of said business and may appoint such assistants as it may from time to time deem necessary. The duties of each other committee deemed necessary by the Board of Directors shall be vested with such rights and responsibilities as the Board of Directors may set forth in resolutions creating same.

         Section 3.10. Director (Emeritus). The Board of Directors may by resolution confer upon any former Director the honorary title of Director (Emeritus). The designation, number and term (which may be at the pleasure of the Board of Directors) of each Director (Emeritus) shall be within the discretion of the Board of Directors. Directors (Emeritus) shall not be members of the Board of Directors for any purpose, nor counted toward a quorum thereof. A Director (Emeritus) shall have the privilege of attending, without vote, any meeting of the Board of Directors to which he or she is invited by the Chairman, but shall have none of the other privileges, or the rights or liabilities of a director. Each Director (Emeritus) shall receive the compensation that Board of Directors members receive for each meeting of the Board of Directors that they are invited to attend.

         Section 3.11. Indemnification. The Corporation shall indemnify its directors and officers as provided in the Articles of Incorporation.

         Section 3.12. Nominations. Nominations of persons for election to the Board of Directors may only be made as specified in the Articles of Incorporation.

         Section 3.13. Removal. Any director may be removed from office only as provided in the Articles of Incorporation.

                                   ARTICLE IV.

                                    OFFICERS

         Section 4.1. Officers. The officers of the Corporation shall be the Chairman, the President, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such others as the Board of Directors shall from time to time determine. The offices of the Chairman and President may be combined. The Board may establish the office of one or more Vice Presidents and provide for their election by the Board, or their appointment by the Chairman or the President.

         Section 4.2. Election; Term of Office. The Board of Directors at its first meeting held after each annual meeting of shareholders shall elect a Chairman or a President, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer, and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

         Section 4.3. Chairman. The Chairman shall be the Chief Executive Officer of the Corporation, subject to the provisions of these By-Laws, and perform such other duties as may from time to time be assigned by the Board of Directors. Unless the Board of Directors shall otherwise direct, he or she shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present.

         Section 4.4. President and Vice President. The President, subject only to the Board of Directors, the Executive Committee, and the Chairman of the Board of Directors, shall conduct and have general supervision and management of the property and business of the Corporation, and shall report to, and be subject to the direction and supervision of, the Chairman. In the absence or disability of the Chairman, he or she shall call meetings of the Board of Directors when directed upon request of a majority of the Executive Committee. He or she may, after approval or ratification by the Board of Directors, or by the Chairman, appoint such officers and assistants (not elected or appointed by the Board of Directors) as he or she may require, who shall perform such duties as from time to time may be assigned to them by him or her, and after like approval, he or she may at any time remove any officer or assistant so appointed by him or her. In the absence of the Chairman, he or she shall preside at all meetings of the Board of Directors and the shareholders at which he or she shall be present. If the Board of Directors shall appoint one or more Vice Presidents, it shall establish the order in which each, in the absence of the President, shall perform the duties of the President. The Vice Presidents otherwise shall perform such duties as may from time to time be assigned to them by the President or the Board of Directors, and shall have such descriptive titles as the Board may from time to time determine.

         Section 4.5. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation, and shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, making proper vouchers for such disbursements, and shall render to the President and the directors at regular meetings of the Board of Directors, or whenever they require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall perform such other duties as are incident to the office or may from time to time be imposed on him or her by law, these By-Laws or by the President or Board of Directors. He or she shall give the Corporation a bond in a sum, and with one or more sureties, satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation in the case of his or her death, resignation, retirement, or removal from office of all books, papers, vouchers, money and other properties of whatever kind in his or her possession or under his or her control belonging to the Corporation. The duties of the Treasurer may be combined into a single officer with the duties of the Chief Accounting Officer under the title "Vice President-Finance," "Vice President and Comptroller," or other suitable title as determined from time to time by the Board of Directors.

         Section 4.6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and act as clerk thereof and record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the Executive Committee and all standing committees of the Board of Directors when required. He or she shall give or cause to be given notice of all meetings of shareholders and of the Board of Directors and all committees thereof, and shall perform such additional duties as are incident to the office or may from time to time be imposed upon him or her by law, by these By-Laws, or by the President or the Board of Directors. He or she shall keep in safe custody the seal of the Corporation. His or her office may be combined with that of the Treasurer, but not if the office of the Treasurer is combined with that of the Chief Accounting Officer.

         Section 4.7. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries may be elected or appointed, and their duties prescribed by the Board of Directors, the Chairman, or the President, as the Board of Directors may, by general or special resolution, provide. In the absence or disability of the Treasurer or Secretary, the President shall designate an Assistant Treasurer or Assistant Secretary who shall perform the duties of Treasurer or Secretary.

         Section 4.8. Salaries. The Board of Directors shall from time to time determine the compensation of the Chairman, the President, the Secretary and all other officers, and it may authorize the Chairman or the President from time to time to fix, increase or reduce the compensation of any officer or employee of the Corporation.

                                   ARTICLE V.

                              CERTIFICATES OF STOCK

         Section 5.1. Certificates of Stock. The certificates of stock of the Corporation shall be numbered and registered as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and shall bear the corporate seal which may be impressed, or a facsimile thereof which may be printed or engraved thereon. When the certificate is signed by a transfer agent and by a registrar, the signatures of any of the above officers may be facsimile. In case any officer of the Corporation who has signed, or whose facsimile signature has been used on any stock certificate shall have ceased to be such officer before the certificate is issued, such certificate shall be deemed adopted by the Corporation and may be issued as if the person, who signed it or whose facsimile signature has been used thereon, had not ceased to be such officer of the Corporation.

         Section 5.2. Record Ownership. Upon surrender to the Corporation or a duly designated transfer agent of the Corporation of a certificate for shares of stock of the Corporation, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate shall be canceled and the transaction recorded on the books of the Corporation. The Corporation shall be entitled to treat the holder of record, on the books of the Corporation, of any share or shares of stock as the lawful and absolute owner thereof and entitled to receive dividends thereon and, accordingly, shall not be liable for failure to recognize any equitable or other claim to, or interest in, any such share on the part of any other person, whether or not it shall have express or other notice thereof, save and except only as expressly provided by Florida law.

         Section 5.3. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5.4. Transfer Agent and Registrar. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock of the Corporation. It may appoint one or more transfer agents and one or more Registrars and, except as otherwise required by the laws of Florida, may delegate to it or them such duties with respect to the transfer and registration of shares of stock of the Corporation as it may deem desirable.

         Section 5.5. Lost or Destroyed Certificates. Any person claiming that a certificate for shares of stock of the Corporation has been lost or destroyed shall make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in such manner as the Board of Directors may direct, and shall give the Corporation a bond indemnifying the Corporation, its transfer agents and registrars, in such form and amount, and with such sureties as may be satisfactory to the Board; whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, but always subject to such rules and regulations as the Board of Directors may prescribe.

         Section 5.6. Power to Close Transfer Books. The Board of Directors shall have power to close the transfer books of the Corporation for a period not exceeding thirty (30) days preceding the date of payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of shares shall become effective; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date, not less than ten (10) nor more than thirty (30) days preceding any such date, as the record date for the purpose of determining the shareholders entitled to receive payment of such dividend, or to such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of shares; and, in such event, only such persons as shall be shareholders of record on the date on which the transfer books are closed, or on the record date so fixed, shall be entitled to receive payment of such dividend, or to such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of shares, as the case may be, notwithstanding any prior or subsequent assignment or transfer of such shares.

                                   ARTICLE VI.

                                 CORPORATE BOOKS

         The Corporation shall keep at its principal office in the City of St. Augustine, Florida (and in such other places as the Board of Directors shall from time to time determine) books and records of its accounts, minute books, and the names and places of residence of its officers. The Transfer Agent for the capital stock of the Corporation shall maintain and keep stock books in which shall be recorded the number of shares of stock of the Corporation subscribed, the names (alphabetically arranged) and addresses of the owners of the shares, the numbers owned by them, respectively, the amount of shares paid and by whom, the transfer of said shares, with the date of transfer. The stock books shall be open for at least three (3) business hours in each business day for inspection by any judgment creditor or any person who shall have been for at least six (6) months immediately preceding his or her demand a holder of record of 1% or more of the outstanding shares of the Corporation, or by any officer, director or any committee or persons holding or authorized in writing by the holders of record of at least 5% of its outstanding shares, with the right to make extracts therefrom. Upon the demand of any person entitled to do so, the Corporation, upon the payment of the fees of the transfer agent therefor, shall furnish, or cause to be furnished, a certified copy of such stock list to such person.

                                  ARTICLE VII.

                              CORPORATE INSTRUMENTS

         Section 7.1. Checks, Notes, Etc. All checks, notes, drafts, bills of exchange and all other orders for payment by the Corporation shall be signed in such manner, and by such officer or officers (or when drawn on an account opened for a special or limited purpose, by such person or persons) as the Board of Directors or the Executive Committee may from time to time determine.

         Section 7.2. Other Instruments. Any deed, mortgage, lease, pledge, bond, contract, agreement, power of attorney, proxy, evidence of obligation or an interest in property, or other instrument may be executed on behalf of the Corporation by any person, whether an officer, or not, expressly so authorized, either by general resolution of the Board of Directors, or by a resolution authorizing the particular act. In all cases, the due execution of any such instrument on behalf of the Corporation shall be sufficiently evidenced if executed in its name by the President or one of the Vice Presidents, with the corporate seal affixed, and attested by the Secretary or an Assistant Secretary; provided, that execution by the Corporation of bonds, notes, certificates, or other evidence of indebtedness secured by a mortgage, lease or other instrument duly executed by authorized officers of the Corporation which require authentication thereof by the trustee or trustees of said mortgage, lease or other instrument of indebtedness may be evidenced by the facsimile signature of the authorized officers of the Corporation in lieu of their manual signatures.

         Section 7.3. Proxies. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time, in the name and on behalf of the Corporation, appoint an attorney or attorneys, or other agent or agents of the Corporation (who may be or include him or herself), to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation; may instruct the person or persons so appointed as to the casting of such votes or giving such consent; and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal, all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys or agents.

                                  ARTICLE VIII.

                                 CORPORATE SEAL

         The seal of the Corporation shall be circular in shape, with the words "Corporate Seal 1983" in the center, encircled by the words, "Florida East Coast Industries, Inc., *Florida*." The Corporation may have duplicate seals and the seal, and all duplicates thereof, shall be kept in the custody of the Secretary or of such officer or officers as may from time to time be designated by the Board of Directors.

                                   ARTICLE IX.

                                    ACCOUNTS

         Section 9.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January each year.

         Section 9.2. Audit. The Board of Directors, or the Chairman of the Board, shall cause a detailed examination, verification, or restatement of the accounts, income statement and balance sheet of the Corporation to be made at such times as they may desire, by a firm of certified public accountants authorized to practice in the State of Florida.

                                   ARTICLE X.

                                     NOTICE

         Section 10.1. Notice. Whenever written notice is required by law, the Articles of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by facsimile transmission.

         Section 10.2. Waiver of Notice. Whenever any notice is required to be given under these By-Laws or the Articles of Incorporation, a waiver thereof, in writing, by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.